NORTHSIGHT CAPITAL, INC.

TOTAL AUTHORIZED ISSUE

100,000,000 SHARES PAR VALUE $.001 EACH

COMMON STOCK

THIS IS TO CERTIFY THAT ________________________________________ IS THE OWNER OF ________________________________________________________________________ FULLY PAID AND NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED

WITNESS, THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS

DATED

SECRETARY	PRESIDENT